EXHIBIT 32.1

SECTION 906 CEO CERTIFICATION

FORM OF CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

I, Jeff Jenson, the President and Director of Ardmore Holding Corporation, certify that, to the best of my knowledge, (i) the Quarterly Report on Form 10-QSB for the period ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Ardmore Holding Corporation

/s/ Jeff Jenson

President and Director

Dated: 11/7/2007

A signed original of the written statement required by Section 906 has been provided to Ardmore Holding Corporation The statement will be retained by Ardmore Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.